EXHIBIT 3.1

     RECEIVED
SECRETARY OF STATE
 96 OCT 31 PM 2:09

  RILEY DARNELL
SECRETARY OF STATE

                          AMENDED AND RESTATED CHARTER

                                       OF

                          SMOKY MOUNTAIN BANCORP, INC.

TO THE SECRETARY OF STATE OF THE STATE OF TENNESSEE:

      Pursuant to the provisions of the Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation hereby amends and restates its Charter of Incorporation to provide:

      1. NAME. The name of the Corporation is SMOKY MOUNTAIN BANCORP, INC.

      2. AUTHORIZED SHARES.

            (a) The total number of shares of capital stock which the corporation shall have authority to issue is 5,000,000, of which 3,000,000 shares shall be voting common stock of par value of Two Dollars and Fifty Cents ($2.50) per share (hereafter called the "Common Stock"), 1,000,000 shares shall be non-voting common stock of par value of Two Dollars and Fifty Cents ($2.50) per share (hereafter called the "Non-voting Common Stock"), and 1,000,000 shares shall be preferred stock of par value of Five Dollars ($5.00) per share (hereafter called the "Preferred Stock").

            (b) The Preferred Stock may be issued from time to time by the corporation in one or more series, with no voting powers, and such designations, preferences and relative, participating, optional or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the corporation pursuant to authority to do so which is hereby vested in the Board of Directors. Each such series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for each series as permitted hereby, all shares of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be paid. The preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding and the Board of Directors of the corporation is hereby expressly granted authority to fix, by resolutions, duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the designations, limitations and restrictions thereof, if any such series, including, without limitation, the following:

                  (1) The distinctive designation of and the number of shares of Preferred Stock which shall constitute such series;

                  (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid and the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of Preferred Stock or any other class of stock of the corporation.

                  (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the corporation and the terms and conditions of such conversion or exchange.


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                  (4) Whether or not  Preferred  Stock of such  series  shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

                  (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation of the corporation;

            (c)  Except  as  otherwise  provided  in this  Restated  Charter  of
Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the shareholders, of any or all shares of stock of the corporation of any class or series at any time authorized and any securities convertible into or exchangeable for any such shares and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine, provided, that the consideration for the issuance of shares of stock of the corporation (unless issued as such a dividend or distribution or in connections with such a split or combination) shall not be less than the per value of such shares. Shares so issued shall be fully paid stock and the holders of such stock shall not be liable to any further call or assessment thereon.

      3. REGISTERED OFFICE AND REGISTERED AGENT.

            (a) The address of the registered office of the corporation shall be:

                  625 Market Street
                  Knoxville, Knox County, Tennessee 37902

            (b)   The registered agent of the corporation shall be:

                  Fred R. Lawson
                  625 Market Street
                  Knoxville, Knox County, Tennessee 37902

      4.  PRINCIPAL  OFFICE.   The  address  of  the  principal  office  of  the
corporation shall be:

                  625 Market Street
                  Knoxville, TN 37902

      5. PURPOSE. The corporation as a corporation for profit for any lawful purpose not specifically prohibited to corporations under the applicable laws of the State of Tennessee.

      6. BOARD OF DIRECTORS. The property, affairs and business of the corporation shall be managed by a Board of Directors. The number of directors shall be as specified in the bylaws of the corporation, but shall be no fewer than five (5) and no more than twenty-five (25). The Directors shall be elected by the shareholders at the annual meeting or the shareholders and each Director shall be elected for a term of one (1) year or until his successor shall be elected and shall qualify to serve. A director must comply with the requirements of 12 United States Code ss.72, which requires, among other things, that directors be shareholders of the corporation.

      7. POWERS OF BOARD OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized:


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            (a) To make, alter, amend or repeal the bylaws,  except as otherwise expressly provided in any bylaw made by the holders of the capital stock of the corporation entitled to vote hereon. Any bylaw may be altered, amended or repealed by the holders of the capital stock of the corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

            (b) To determine the use and disposition of any surplus and net profits of the corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            (c) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of one or more directors of the corporation, which to the extent provided in the resolution designating the committee or in the bylaws of the corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorized the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the bylaws of the corporation or as may be determined from time to time by resolution adopted by a majority of the whole Board of Directors.

            (d) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Tennessee and of the Amended and Restated Charter and of the bylaws of the corporation.

            (e) To establish bonus, profit sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors of the corporation; to fix the amount of profits to be shared or distributed; and to determine the persons who participate in any such plan and the amount of their respective participation;

            (f) To authorize the issuance of bonds, debentures and other evidences of indebtedness of the corporation and fix all the terms and conditions thereof, including without limitations the convertibility thereof into shares of any class or series of the capital stock of the corporation.

      8. DENIAL OF PREEMPTIVE RIGHTS. No holder of any class of capital stock of the corporation, whether now or hereafter authorized, shall be entitled, as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the corporation of any class whatsoever, or of securities convertible into exchangeable for capital stock of the corporation of any class whatsoever, whether now or hereafter authorized, or whether issued cash, property services.

      9.DIRECTORS PROTECTED. A director shall be fully protected in relying in good faith upon the books of account or other records of the corporation or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the corporation's capital stock might properly be purchased or redeemed.

      10. NO LIABILITY OF HOLDERS OF CAPITAL STOCK FOR CORPORATE DEBTS. The holders of the capital stock of the corporation shall not be personally liable for the payment of the corporation's debts and the private property of the holders of the capital stock of the corporation shall not be subject to the payment of debts of the corporation to any extent whatsoever.


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      11.  TRANSACTIONS WITH DIRECTORS AND OFFICERS.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall (illegible) solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his relationship or interest and as to the contract or transactions are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorize the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed, or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of stockholders, or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      12. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OFFICERS AND OTHERS.

            (a) Any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is was serving at the request of the corporation as a director, officer, employee or agent (for purposes of this Article including trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent legally permissible under the Tennessee Business Corporation Act of the State of Tennessee, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            (b) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the corporation entitled to vote thereon.

            (c) The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.


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            (d) Expenses  (including  attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid to the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of a demand by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Expenses (including attorneys' fees) incurred by other employees or agents of
the   corporation   in  defending  any  civil,   criminal,   administrative   or
investigative action, suit or proceeding may be paid by the corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (e) No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 48-18-502 of the Tennessee Business Corporation Act or (iv) for any transaction from which the director derived an improper seasonal benefit. No amendment to or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

            (f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            (g) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation shall have the power to indemnify him against such liability under the provisions of this Article.

      13. REMOVAL OF DIRECTORS. Any or all of the directors of the corporation may be removed for cause by a vote of a majority of the entire Board of Directors. "Cause" shall include, but not be limited to, a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the corporation.

      14. AMENDMENTS. The provisions of this Amended and Restated Charter may be further amended, altered, or repealed form time to time to the extend, and in the manner prescribed by the laws of the State of Tennessee, and any additional provisions so authorized may be added. All rights herein conferred on the directors, officers, and shareholders are granted subject to this reservation.

      15. APPROVAL BY STOCKHOLDERS. This Amended and Restated Charter was adopted by the vote in excess of two-thirds (2/3) of the outstanding voting common stock at the called Special Meeting of the Stockholders held on September 20, 1996.


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Dated: October 18th, 1996.

                                         SMOKY MOUNTAIN BANCORP, INC.

                                         By: /s/ Fred R. Lawson
                                            ------------------------------------
                                                 Fred R. Lawson, President
                                                 and Chief Executive Officer


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                              ARTICLES OF AMENDMENT
                                       TO
                          AMENDED AND RESTATED CHARTER
                                       OF
                          SMOKY MOUNTAIN BANCORP, INC.

TO THE SECRETARY OF STATE OF THE STATE OF TENNESSEE:

      Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

      1. The name of the Corporation is SMOKY MOUNTAIN BANCORP, INC.

      2. The amendment is to be effective when filed with the Secretary of State.

      3. Article 1 of the Charter shall be deleted in its entirety and replaced with the following:

            1. NAME. The name of the Corporation is BankFirst Corporation.

      4. Article 2.(a) of the Charter shall be deleted in its entirety and replaced with the following:

            2. AUTHORIZED SHARES.

            (a) The total number of shares of capital stock which the corporation shall have authority to issue is 16,000,000, of which 15,000,000 shares shall be voting common stock of par value of Two Dollars and Fifty Cents ($2.50) per share (hereafter called the "Common Stock"), and 1,000,000 shares shall be preferred stock of par value of Five Dollars ($5.00) per share (hereafter called the "Preferred Stock").

      5. The amendment was adopted by the vote of a majority of the outstanding voting common stock at the Annual Meeting of the Stockholders held on April 27, 1998.

      Dated: April 27, 1998

                                          SMOKY MOUNTAIN BANCORP, INC.

                                          By: /s/ Fred R. Lawson
                                             -----------------------------------
                                                  Fred R. Lawson, President
                                                  and Chief Executive Officer